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                                                                    EXHIBIT 11.1

                       HORIZON/CMS HEALTHCARE CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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                                                                      FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                                                             ENDED                  ENDED
                                                                          NOVEMBER 30,          NOVEMBER 30,
                                                                      --------------------  ---------------------
                                                                        1995       1994        1995       1994
                                                                      ---------  ---------  ----------  ---------
Common and Common Equivalents:
  Earnings (loss) before extraordinary loss.........................  $  19,543  $   1,253  $   (9,382) $  13,413
  Extraordinary loss, net of tax....................................    (22,075)    --         (22,075)    --
                                                                      ---------  ---------  ----------  ---------
  Net earnings (loss)...............................................  $  (2,532) $   1,253  $  (31,457) $  13,413
  Additional goodwill amortization from contingent shares issuable
   pursuant to acquisition agreements...............................     --         --          --            (44)
                                                                      ---------  ---------  ----------  ---------
  Net earnings (loss) used for computation of per share earnings....  $  (2,532) $   1,253  $  (31,457) $  13,369
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
Applicable common shares:
  Weighted average outstanding shares during the period.............     51,150     44,583      50,974     44,113
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options and warrants
   using the treasury stock method).................................        664        806         722      1,069
                                                                      ---------  ---------  ----------  ---------
  Total.............................................................     51,814     45,389      51,696     45,182
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
Earnings (loss) per share:
  Earnings (loss) before extraordinary loss.........................  $    0.38  $    0.03  $    (0.18) $    0.30
  Extraordinary loss................................................      (0.43)    --           (0.43)    --
                                                                      ---------  ---------  ----------  ---------
  Net earnings (loss)...............................................  $   (0.05) $    0.03  $    (0.61) $    0.30
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
Assuming Full Dilution:
  Earnings (loss) before extraordinary loss.........................  $  19,543  $   1,253  $   (9,382) $  13,413
  Extraordinary loss, net of tax....................................    (22,075)    --         (22,075)    --
                                                                      ---------  ---------  ----------  ---------
  Net earnings (loss)...............................................  $  (2,532) $   1,253  $  (31,457) $  13,413
  Additional goodwill amortization from contingent shares issuable
   pursuant to acquisition agreements...............................     --         --          --            (44)
  Interest on convertible debentures, net of income taxes...........         22     --              61          1
                                                                      ---------  ---------  ----------  ---------
  Net earnings (loss) used for computation of per share earnings....  $  (2,510) $   1,253  $  (31,396) $  13,370
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
Applicable common shares:
  Weighted average outstanding shares during the period.............     51,150     44,583      50,974     44,113
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options and warrants
   using the treasury stock method and convertible debentures)......        823        806         898      1,345
                                                                      ---------  ---------  ----------  ---------
  Total.............................................................     51,973     45,389      51,872     45,458
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
Earnings (loss) per share:
  Earnings (loss) before extraordinary loss.........................  $    0.38  $    0.03  $    (0.18) $    0.29
  Extraordinary loss................................................      (0.43)    --           (0.43)    --
                                                                      ---------  ---------  ----------  ---------
  Net earnings (loss)...............................................  $   (0.05) $    0.03  $    (0.61) $    0.29
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
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